GENESIS BIOPHARMA, INC.

2010 EQUITY COMPENSATION PLAN

I.  ESTABLISHMENT OF PLAN; DEFINITIONS

1.          Purpose.  The purpose of the Genesis Biopharma, Inc. 2010 Equity Compensation Plan is to encourage certain, officers, employees, directors, and consultants of Genesis Biopharma, Inc., a Nevada corporation (the "Company"), to acquire and hold stock in the Company as an added incentive to remain with the Company and increase their efforts in promoting the interests of the Company, and to enable the Company to attract and retain capable individuals.

2.          Definitions.  Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a)           "Board" shall mean the Board of Directors of the Company.

(b)           "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

(c)           "Committee" shall mean (i) a committee made up of members of the Board who shall, from time to time, be appointed by the Board, or (ii) if no such committee is formed, the Board.

(d)           "Company" shall mean Genesis Biopharma, Inc., a Nevada corporation.

(e)           "Consultants" shall mean individuals who provide services to the Company and any Subsidiary who are not Employees or Directors.

(f)           "Directors" shall mean the members of the Board of Directors of the Company.

(g)           "Disability" shall mean a medically determinable physical or mental condition which causes an Employee, Director, or Consultant to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

(h)           "Employee" shall mean any common law employee, including officers, of the Company or any Subsidiary as determined under the Code and the Treasury Regulations thereunder.

(i)           "Fair Market Value" shall mean (i) if the Stock is listed on a national securities exchange or the NASDAQ system, the mean between the highest and lowest sales prices for the Stock on such date, or, if no such prices are reported for such day, then on the next preceding day on which there were reported prices; (ii) if the Stock is not listed on a national securities exchange or the NASDAQ system, the mean between the bid and asked prices for the shares on such date, or if no such prices are reported for such day, then on the next preceding day on which there were reported prices; or (iii) as determined in good faith by the Company’s Board of Directors.

(j)           "Grantee" shall mean an officer, Employee, Director, or Consultant granted a Stock Option or Stock Award under this Plan.

(k)          "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

(l)           "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

(m)         "Plan" shall mean the Genesis Biopharma, Inc. 2010 Equity Compensation Plan as set forth herein and as amended from time to time.

(n)          "Restricted Stock" shall mean Stock which is issued pursuant to the Restricted Stock Award provisions as set forth in Part IV of this Plan.

(o)          "Stock" shall mean authorized but unissued shares of the Common Stock of the Company or reacquired shares of the Company's Common Stock.

(p)          "Stock Appreciation Right" shall mean a stock appreciation right granted pursuant to the Stock Appreciation Right provisions as set forth in Part II and III of this Plan.

(q)          "Stock Award" shall mean an award of Restricted or Unrestricted Stock granted pursuant to this Plan.

(r)          "Stock Option" shall mean an option granted pursuant to the Plan to purchase shares of Stock.

(s)          “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with and including the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(t)          "Ten Percent Shareholder" shall mean an Employee who at the time a Stock Option is granted owns stock representing more than ten percent (10%) of the total combined voting power of all stock of the Company or of its parent or subsidiary corporation.

(u)           "Unrestricted Stock" shall mean Stock which is issued pursuant to the Unrestricted Stock provisions as set forth in Part V of this Plan.

3.           Shares of Stock Subject to the Plan.  Subject to the provisions of Paragraph 2 of Part VI of the Plan, the Stock which may be issued or transferred pursuant to Stock Options and Stock Awards granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed Three Million Five Hundred Thousand (3,500,000) shares in the aggregate.  If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised or, if Stock Awards are forfeited because the restrictions with respect to such Stock Awards shall not have been met or have lapsed, the number of shares of Stock which are no longer outstanding as Stock Awards or subject to Stock Options may again become available for the grant of Stock Awards or Stock Options.  There shall be no terms and conditions in a Stock Award or Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Award or Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

4.          Administration of the Plan.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option agreements, and to make all other determinations necessary or advisable for the administration of the Plan.  Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

5.          Amendment or Termination.  The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Awards or Stock Options previously granted and no amendment, without the approval of the stockholders of the Company, shall increase the maximum number of shares which may be awarded under the Plan in the aggregate, materially increase the benefits accruing to Grantees under the Plan, change the class of Employees eligible to receive options under the Plan, or materially modify the eligibility requirements for participation in the Plan.

6.          Effective Date and Duration of the Plan.  This Plan shall become effective on March 29, 2010.  This Plan shall terminate at such time as may be determined by the Board, and no Stock Award or Stock Option may be issued or granted under the Plan thereafter, but such termination shall not affect any Stock Award or Stock Option theretofore issued or granted.

II.  INCENTIVE STOCK OPTION PROVISIONS

1.          Granting of Incentive Stock Options.

(a)          Only Employees of the Company shall be eligible to receive Incentive Stock Options under the Plan.  Officers, Directors, and Consultants of the Company who are not also Employees shall not be eligible to receive Incentive Stock Options.

(b)          The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

(c)          No Incentive Stock Option shall be exercisable more than ten (10) years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five (5) years from the date the Incentive Stock Option was granted.

(d)          The Committee shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

(e)          The Committee, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Incentive Stock Option is exercisable.  Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee or necessary to qualify its grants under the provisions of Section 422 of the Code.

(f)           The Committee may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options.  The purchase price of the new Incentive Stock Options may be established by the Committee without regard to the existing Incentive Stock Options or other options.

(g)          Notwithstanding any other provisions hereof, the aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Grantee's employer corporation and its parent and subsidiary corporation) shall not exceed $100,000.

2.          Exercise of Incentive Stock Options.  The option price of an Incentive Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft, or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, (iii) the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (iv) any combination of the foregoing; provided, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law.  Shares of Stock so surrendered in accordance with clause (ii) or (iv) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

3.          Termination of Employment.

(a)          If a Grantee's employment with the Company is terminated other than by Disability or death, the terms of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or three months after such termination of employment, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

(b)          If a Grantee's employment with the Company is terminated by reason of Disability, the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after such termination of employment, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

(c)          If a Grantee's employment with the Company is terminated by reason of death, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after such date of death, to exercise any then outstanding Incentive Stock Options in whole or in part.  If a Grantee dies without having fully exercised any then outstanding Incentive Stock Options, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right to exercise such Stock Options in whole or in part.

4.          Stock Appreciation Rights

(a)          Grant.  Stock Appreciation Rights related to all or any portion of an Incentive Stock Option may be granted by the Committee to any Grantee in connection with the grant of an Incentive Stock Option or unexercised portion thereof held by the Grantee at any time and from time to time during the term thereof.  Each Stock Appreciation Right shall be granted at least at Fair Market Value on the date of grant and be subject to such terms and conditions not inconsistent with the provisions of this Part II as shall be determined by the Committee and included in the agreement relating to such Stock Appreciation Right, subject in any event, however, to the following terms and conditions of this Section 4.  Each Stock Appreciation Right may include limitations as to the time when such Stock Appreciation Right becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations on the exercise of the Incentive Stock Option to which it relates.

(b)          Exercise.  No Stock Appreciation Right shall be exercisable with respect to such related Incentive Stock Option or portion thereof unless such Incentive Stock Option or portion shall itself be exercisable at that time.  A Stock Appreciation Right shall be exercised only upon surrender of the related Incentive Stock Option or portion thereof in respect of which the Stock Appreciation Right is then being exercised.

(c)          Amount of Payment.  On exercise of a Stock Appreciation Right, a Grantee shall be entitled to receive an amount equal to the product of (i) the amount by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the option price per share specified in the related Incentive Stock Option and (ii) the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised.

(d)          Form of Payment.  Stock Appreciation Rights may be settled in the form of cash or Stock.  If the form of payment is cash, then the amount shall be calculated pursuant to subsection (c) of this Section 4.  If the form of payment is Stock, then the number of shares of Stock to be distributed shall be the largest whole number obtained by dividing the amount otherwise distributable in respect of such settlement by the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right.  The value of fractional shares of Stock shall be paid in cash.

(e)          Effect of Exercise of Right or Related Option.  If the related Incentive Stock Option is exercised in whole or in part, then the Stock Appreciation Right with respect to the Stock purchased pursuant to such exercise (but not with respect to any unpurchased Stock) shall be terminated as of the date of exercise if such Stock Appreciation Right is not exercised on such date.

(f)           Non-transferability.  A Stock Appreciation Right shall not be transferable or assignable by the Grantee other than by will or the laws of descent and distribution, and shall be exercisable during the Grantee's lifetime only by the Grantee.

(g)          Termination of Employment.  If the Grantee ceases to be an Employee of the Company for any reason, each outstanding Stock Appreciation Right shall be exercisable for such period and to such extent as the related Incentive Stock Option or portion thereof.

III.  NON-QUALIFIED STOCK OPTION PROVISIONS

1.          Granting of Stock Options.

(a)          Officers, Employees, Directors, and Consultants shall be eligible to receive Non-Qualified Stock Options under the Plan.

(b)          The Committee shall determine and designate from time to time those officers, Employees, Directors, and Consultants who are to be granted Non-Qualified Stock Options and the amount subject to each Non-Qualified Stock Option.

(c)          The Committee may grant at any time new Non-Qualified Stock Options to an Employee, Director, or Consultant who has previously received Non-Qualified Stock Options or other Stock Options, whether such prior Non-Qualified Stock Options or other Stock Options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

(d)          The Committee shall determine the purchase price of each share of Stock subject to a Non-Qualified Stock Option.  Such price shall not be less than 100% of the Fair Market Value of such Stock on the date the Non-Qualified Stock Option is granted.

(e)          The Committee, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable.  Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee, including providing for a cashless exercise provision or the extension of a Non-Qualified Stock Option, provided that such extension does not extend the option beyond the period specified in paragraph (f) below.

(f)           No Non-Qualified Stock Option shall be exercisable more than ten (10) years from the date such option is granted.

2.          Exercise of Stock Options.   The option price of a Non-Qualified Stock Option shall be payable on exercise of the Stock Option (i) in cash or by check, bank draft, or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, (iii) the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, (iv) by a cashless exercise if so granted by the Committee, or (v) any combination of the foregoing; provided, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law.  Shares of Stock so surrendered in accordance with clause (ii) or (v) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

 3.         Termination of Relationship.

(a)          If a Grantee's employment with the Company is terminated, a Director Grantee ceases to be a Director, or a Consultant Grantee ceases to be a Consultant, other than by reason of Disability or death, the terms of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date established by the Committee at the time of grant or three months after the Grantee's last date of employment or cessation of being a Director or Consultant, and such Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a Director or Consultant.

(b)          If a Grantee's employment is terminated by reason of Disability, a Director Grantee ceases to be a Director by reason of Disability or a Consultant Grantee ceases to be a Consultant by reason of Disability, the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after the Grantee's last date of employment or cessation of being a Director or Consultant, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment or cessation of being a Director or Consultant.

(c)          If a Grantee's employment is terminated by reason of death, a Director Grantee ceases to be a Director by reason of death or a Consultant Grantee ceases to be a Consultant by reason of death, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months following his death to exercise any then outstanding Non-Qualified Stock Options in whole or in part.  If a Grantee dies without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right to exercise such Stock Options in whole or in part.

4.          Stock Appreciation Rights

(a)          Grant.  Stock Appreciation Rights related to all or any portion of a Non-Qualified Stock Option may be granted by the Committee to any Grantee in connection with the grant of a Non-Qualified Stock Option or unexercised portion thereof held by the Grantee at any time and from time to time during the term thereof.  Each Stock Appreciation Right shall be granted at least at Fair Market Value on the date of grant and be subject to such terms and conditions not inconsistent with the provisions of this Part III as shall be determined by the Committee and included in the agreement relating to such Stock Appreciation Right, subject in any event, however, to the following terms and conditions of this Section 4.  Each Stock Appreciation Right may include limitations as to the time when such Stock Appreciation Right becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations on the exercise of the Non-Qualified Stock Option to which it relates.

(b)          Exercise.  No Stock Appreciation Right shall be exercisable with respect to such related Non-Qualified Stock Option or portion thereof unless such Non-Qualified Stock Option or portion shall itself be exercisable at that time.  A Stock Appreciation Right shall be exercised only upon surrender of the related Non-Qualified Stock Option or portion thereof in respect of which the Stock Appreciation Right is then being exercised.

(c)          Amount of Payment.  On exercise of a Stock Appreciation Right, a Grantee shall be entitled to receive an amount equal to the product of (i) the amount by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the option price per share specified in the related Non-Qualified Stock Option and (ii) the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised.

(d)          Form of Payment.  Stock Appreciation Rights may be settled in the form of cash or Stock.  If the form of payment is cash, then the amount shall be calculated pursuant to subsection (c) of this Section 4.  If the form of payment is Stock, then the number of shares of Stock to be distributed shall be the largest whole number obtained by dividing the amount otherwise distributable in respect of such settlement by the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right.  The value of fractional shares of Stock shall be paid in cash.

(e)          Effect of Exercise of Right or Related Option.  If the related Non-Qualified Stock Option is exercised in whole or in part, then the Stock Appreciation Right with respect to the Stock purchased pursuant to such exercise (but not with respect to any unpurchased Stock) shall be terminated as of the date of exercise if such Stock Appreciation Right is not exercised on such date.

(f)           Non-transferability.  A Stock Appreciation Right shall not be transferable or assignable by the Grantee other than by will or the laws of descent and distribution, and shall be exercisable during the Grantee's lifetime only by the Grantee.

(g)          Termination of Employment.  If the Grantee ceases to be an officer, Employee, Director, or Consultant of the Company for any reason, each outstanding Stock Appreciation Right shall be exercisable for such period and to such extent as the related Non-Qualified Stock Option or portion thereof.

IV.  RESTRICTED STOCK AWARDS

1.          Grant of Restricted Stock.

(a)  Officers, Employees, Directors and Consultants shall be eligible to receive grants of Restricted Stock under the Plan.

(b)          The Committee shall determine and designate from time to time those officers, Employees, Directors and Consultants who are to be granted Restricted Stock and the number of shares of Stock subject to such Stock Award.

(c)          The Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of Restricted Stock as may appear generally acceptable or desirable to the Committee.

2.          Termination of Relationship.

(a)          If a Grantee's employment with the Company is terminated, a Director Grantee ceases to be a Director, or a Consultant Grantee ceases to be a Consultant, prior to the lapse of any restrictions applicable to the Restricted Stock, such Stock shall be forfeited and the Grantee shall return the certificates representing such Stock to the Company.

(b)          If the restrictions applicable to a grant of Restricted Stock shall lapse, the Grantee shall hold such Stock free and clear of all such restrictions except as otherwise provided in the Plan.

V.  UNRESTRICTED STOCK AWARDS

1.          Grant of Unrestricted Stock.

(a)          Officers, Employees, Directors, and Consultants shall be eligible to receive grants of Unrestricted Stock under the Plan.

(b)          The Committee shall determine and designate from time to time those officers, Employees, Directors and Consultants who are to be granted Unrestricted Stock and the number of shares of Stock subject to such Stock Award.

2.          Issuance of Stock.  The Grantee shall hold Stock issued pursuant to an Unrestricted Stock award free and clear of all restrictions except as otherwise provided in the Plan.

VI.  GENERAL PROVISIONS

1.          Substitution of Options.  In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Stock Options, Stock Awards and Stock Appreciation Rights under this Plan for Stock Options, Stock Awards and Stock Appreciation Rights under the plan of the acquired corporation provided (i) the excess of the aggregate fair market value of the shares of Stock subject to a Stock Option immediately after the substitution over the aggregate option price of such Stock is not more than the similar excess immediately before such substitution and (ii) the new Stock Option does not give the Grantee additional benefits, including any extension of the exercise period.   Alternatively, the Committee may provide that each Stock Option, Stock Award and Stock Appreciation Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, that no less than thirty (30) days written notice of the date so fixed shall be given to each holder, and each holder shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Stock Options, Stock Awards and Stock Appreciation Rights as to all or any part of the Stock covered thereby, including Stock as to which such Stock Options, Stock Awards and Stock Appreciation Rights would not otherwise be exercisable.

2.          Adjustment Provisions.

(a)          In the event that a dividend shall be declared upon the Stock payable in shares of the Company's common stock, the number of shares of Stock then subject to any Stock Option or Stock Award outstanding under the Plan and the number of shares reserved for the grant of Stock Options or Stock Awards pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such share dividend.

(b)          If the shares of Stock outstanding are changed into or exchanged for a different number or class or other securities of the Company or of another corporation, whether through split-up, merger, consolidation, reorganization, reclassification or recapitalization, then there shall be substituted for each share of Stock subject to any such Stock Option or Stock Award and for each share of Stock reserved for the grant of Stock Options or Stock Awards pursuant to the Plan the number and kind of shares or other securities into which each outstanding share of Stock shall have been so changed or for which each share shall have been exchanged.

(c)          In the event there shall be any change, other than as specified above in this Section 2, in the number or kind of outstanding shares of Stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Stock Options or Stock Awards pursuant to the Plan and of the shares then subject to Stock Options or Stock Awards, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each Stock Option and Stock Award outstanding thereunder.

(d)          Each Stock Appreciation Right outstanding at the time of any adjustment pursuant to this Section 2 and the number of outstanding Stock Appreciation Rights, shall be adjusted, changed or exchanged in the same manner as related Stock Options.

(e)          In the case of any such substitution or adjustment as provided for in this Section 2, the option price set forth in each outstanding Stock Option for each share covered thereby prior to such substitution or adjustment will be the option price for all shares or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 2, and the price per share shall be adjusted accordingly.

(f)           No adjustment or substitution provided for in this Section 2 shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each outstanding Stock Option shall be limited accordingly.

(g)          Upon any adjustment made pursuant to this Section 2 the Company will, upon request, deliver to the Grantee a certificate setting forth the option price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Stock Option.

3.          General.

(a)          Each Stock Option, Stock Award and Stock Appreciation Right shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

(b)          The granting of a Stock Option, Stock Award or Stock Appreciation Right in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company, and all Employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

(c)          No officer, Employee, Director, or Consultant and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Option or any Stock Award to any particular assets of the Company, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option or any Stock Award except as set forth herein.  The Company shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option or Stock Award.

(d)          No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or his conservator.

(e)          Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option or Stock Award, and the transferability of Stock acquired by exercise of a Stock Option or grant of a Stock Award, shall be subject to all of the following conditions:

(i)           Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(ii)           The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

(f)           All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state or country having jurisdiction over such payments.  The Grantee may be required to pay to the Company the amount of any withholding taxes which the Company is required to withhold with respect to a Stock Option or its exercise or a Stock Award.  In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

(g)          In the case of a grant of a Stock Option or Stock Award to any Employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the shares, if any, covered by the Stock Option or Stock Award to such Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that such Subsidiary will transfer the shares to the Employee in accordance with the terms of the Stock Option or Stock Award specified by the Committee pursuant to the provisions of the Plan.

(h)          A Grantee entitled to Stock as a result of the exercise of a Stock Option or grant of a Stock Award shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such exercise, except to the extent that a stock certificate is issued therefor and then only from the date such certificate is issued.  No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.  The Company shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

(i)           The grant or exercise of Stock Options granted under the Plan or the grant of a Stock Award under the Plan shall be subject to, and shall in all respects comply with, applicable law relating to such grant or exercise, or to the number of shares of Stock which may be beneficially owned or held by any Grantee.

(j)           The Company intends that the Plan shall comply with the requirements of Rule 16b-3 (the “Rule”) under the Securities Exchange Act of 1934, as amended, during the term of this Plan. Should any additional provisions be necessary for the Plan to comply with the requirements of the Rule, the Board may amend this Plan to add to or modify the provisions of this Plan accordingly.

(k)          The Company intends that the Plan shall comply with the requirements of Section 409A of the Code, to the extent applicable.  Should any changes to the Plan be necessary for the Plan to comply with the requirements of Code Section 409A, the Board may amend this Plan to add to or modify the provisions of this Plan accordingly.

(l)           The Company will seek stockholder approval in the manner and to the degree required under applicable laws.  If the Company fails to obtain any required stockholder approval of the Plan within twelve (12) months after the date this Plan is adopted by the Board, pursuant to Section 422 of the Code, any Option granted as an Incentive Stock Option at any time under the Plan will not qualify as an Incentive Stock Option within the meaning of the Code and will be deemed to be a Non-Qualified Stock Option.

[End of Document]